                                                                   EXHIBIT 10.09

                                [FORM OF WARRANT]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), SECTION 10-5-9(13) OF THE OFFICIAL CODE OF GEORGIA ANNOTATED (THE "GEORGIA CODE"), AND APPROPRIATE EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES LAWS OF OTHER APPLICABLE JURISDICTIONS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION OR AN EXEMPTION SATISFACTORY TO THE ISSUER OF COMPLIANCE WITH THE 1933 ACT, THE GEORGIA CODE AND THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE 1933 ACT.


NO:                                                           RIGHT TO PURCHASE
                                                            PREFERRED SHARES OF
                                                             ATHEROGENICS, INC.



                                     FORM OF
                               ATHEROGENICS, INC.

                        PREFERRED SHARES PURCHASE WARRANT
                                  (BRIDGE LOAN)


         AtheroGenics, Inc., a Georgia corporation (the "Company"), hereby
certifies that, for value received,            (the "Holder"), or its successors
or registered assigns, is entitled, subject to the terms set forth below, to purchase from the Company, commencing on the Exercise Date (as hereinafter defined) and thereafter, at any time or from time to time before 5:00 p.m., Atlanta, Georgia time, on the Expiration Date (as hereinafter defined), that number of fully paid and nonassessable Preferred Shares (as hereinafter defined) as is equal to the Warrant Number (as hereinafter defined), at a purchase price per share as is equal to the Purchase Price (as hereinafter defined). The number of such Preferred Shares and the Purchase Price are subject to adjustment as provided in this Warrant.

         This Warrant is issued pursuant to and is contemplated by that certain Loan Agreement (the "Loan Agreement"), dated as of August 20, 1998, by and among the Company and the lenders named therein, a copy of which is on file at the principal office of the Company. This Warrant is one of several warrants (the "Purchaser Warrants") representing the right to purchase Preferred Shares issuable pursuant to and contemplated by the Loan Agreement.

         As used herein the following terms, unless the context otherwise requires, have the respective meanings set forth below:

         (a) The term "Company" shall include AtheroGenics, Inc., a Georgia corporation, and any corporation that shall succeed to or assume the obligations of AtheroGenics, Inc. hereunder.

         (b) The term "Preferred Shares" means either (i) the securities issued in connection with the Venture Capital Financing, or (ii) if the Venture Capital Financing has not occurred on or before December 31, 1998 or if a consolidation or merger of the Company or a sale of all or substantially all of the capital shares or assets of the Company shall have occurred on or before December 31, 1998, then the Company's Series B Convertible Preferred Stock, as authorized on the date of the Loan Agreement, and, in each instance, any other securities into which or for which any of the securities described in (i) or
(ii) of this paragraph may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         (c) The term "Purchase Price" shall mean, subject to adjustment pursuant to Section 5 hereof, (i) if a Venture Capital Financing occurs on or before December 31, 1998, the Venture Capital Financing Price, or (ii) in the event a Venture Capital Financing has not occurred on or before December 31, 1998, or if a consolidation or merger of the Company or a sale of all or substantially all of the capital shares or assets of the Company shall have occurred on or before December 31, 1998, $3.00 per share.

         (d) The term "Outstanding Principal Amount" shall mean the maximum aggregate principal amount then outstanding of one or more Notes (the "Notes") from the Company to the Holder and the other holders of the Notes and issued pursuant to the Loan Agreement.

         (e) The term "Venture Capital Financing" shall mean any venture capital, institutional or other equity security financing (including debt with warrants or convertible debt) for the account of the Company, at which time (i) the Company receives proceeds from one or more institutional or venture capital investors, (ii) the aggregate gross proceeds received (or commitments for amounts to be received) by the Company (not including conversion of the Outstanding Principal Amount) equals or exceeds $4,000,000 and (iii) the per share purchase price shall not be less than $3.00 per share (as equitably adjusted for share splits, share dividends or other subdivisions or combinations of the outstanding capital shares).

         (f) The term "Venture Capital Financing Price" shall mean the price per share, expressed on a Common Stock equivalent basis, at which the Company sells securities in the Venture Capital Financing, provided that if options, warrants or other rights to subscribe for the Company's securities are issued in the Venture Capital Financing, the Venture Capital Financing Price shall mean the lowest price per share at which the holders of such options, warrants or rights may acquire Common Stock.

         (g) The term "Warrant Number" shall mean that number of the Company's Preferred Shares equal to the quotient of $_________ [DOLLAR AMOUNT EQUALS 10% OF THE AMOUNT LOANED BY A LENDER] divided by the Purchase Price.

         1. Term. This Warrant is exercisable, in whole or in part, at any time and from time to time commencing on the earlier of (i) the occurrence of a Venture Capital Financing, (ii) the consolidation or merger of the Company or a sale of all or substantially all of the capital shares or assets of the Company, or (iii) January 1, 1999 (such date referred to as the "Exercise Date") and prior to the Expiration Date (as hereinafter defined). This Warrant shall expire and be of no further force and effect upon the earlier to occur of (x) the time when it has been exercised with respect to all Preferred Shares which the Holder is or may become entitled to purchase hereunder or (y) 5:00 p.m. Atlanta, Georgia time on August 19, 2008 (the "Expiration Date").

         2. Exercise of Warrant. The purchase rights represented by this Warrant may be exercised by the Holder as provided in Section 1 in whole or in part by the surrender of this Warrant to the Company at its principal office in Norcross, Georgia, along with a written notice stating that the Holder intends to purchase all or a specified number of Preferred Shares pursuant to this Warrant and specifying the name or names in which the Holder wishes the certificate or certificates for the Preferred Shares to be issued, and together with payment of the Purchase Price for the shares then purchased. Such payment shall be made, at the option of the Holder, by certified or official bank check payable to the order of the Company in same day funds or by wire transfer of same day funds to an account designated by the Company for such purpose. At the option of the Holder, the Holder may, as payment of the Purchase Price for the Preferred Shares then purchased, elect to receive a number of Preferred shares equal to the number of Preferred Shares then purchased, less a number of Preferred Shares then having a fair market value equal to the Purchase Price of the Preferred Shares then purchased. If the number of Preferred Shares then purchased is less than the total number of Preferred Shares then issuable upon exercise of this Warrant, the Company shall cancel this Warrant upon surrender and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares issuable upon the exercise of this Warrant (provided, that if only a fractional share remains unexercised, the Company shall make a cash payment therefor in lieu of issuing a new Warrant). As promptly as practicable after such surrender of this Warrant, the Company shall issue and deliver to the Holder, at the address appearing in the books of the Company or otherwise designated by Holder, a certificate or certificates for the applicable number of Preferred Shares. Certificates representing Preferred Shares purchased pursuant to this Warrant shall bear restrictive legends substantially similar to those at the head of this Warrant and as required by the Loan Agreement, or such other restrictive legends as the Company and the Company's counsel deem necessary or advisable under applicable law.

         3. Reservation of Shares; Validity of Issuance. The Company covenants and agrees that it shall reserve for issuance as of the Exercise Date of this Warrant and keep available out of its authorized but unissued Preferred Shares, free from preemptive rights, such number of Preferred Shares for which this Warrant shall from time to time be exercisable. The Company represents and warrants that all shares issued upon the exercise of this Warrant will, upon issuance, be fully paid and nonassessable and be free from all taxes, liens and charges in respect of their issuance.

         4. Merger, Consolidation or Sale of Assets. In the event of any capital reorganization or any consolidation or merger of the Company with or into another person (each, a "Reorganization"), the Holder shall have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Preferred Shares of the Company then purchasable and receivable upon the exercise of the rights represented by this Warrant, the kind and number of shares


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

of stock, securities or other property (including cash) of the Company, or other corporation resulting from such consolidation or surviving such merger, to which the holder of the number of outstanding Preferred Shares equal to the number of shares of such stock then purchasable and receivable upon the exercise of the rights represented by this Warrant immediately prior to such Reorganization would have been entitled to receive with respect to such Reorganization, and in any such case appropriate provision shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder to the end that the provisions herein set forth shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities or property thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any Reorganization unless prior to or simultaneously with the consummation of such Reorganization the successor corporation (if other than the Company) resulting from such Reorganization shall assume by written instrument executed and delivered to the Holder at the address of the Holder appearing in the books of the Company, the obligation to deliver to the Holder such shares, securities or property as, in accordance with the provisions of this Section 4, the Holder may be entitled to purchase. The provisions of this Section 4 shall similarly apply to successive Reorganizations.

         5. Adjustments for Stock Splits and Combinations. If outstanding Preferred Shares shall be subdivided into a greater number of shares, or a dividend in Preferred Shares or other securities of the Corporation convertible or exchangeable into Preferred Shares (in which latter event the number of Preferred Shares issuable upon the conversion or exchange of such securities shall be deemed to have been distributed), shall be paid in respect to the Preferred Shares, the number of Preferred Shares which may be acquired by the Holder upon the exercise of this Warrant shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately increased, and conversely, if the outstanding Preferred Shares shall be combined into a smaller number of shares, the number of Preferred Shares which may be acquired by the Holder upon the exercise of this Warrant shall, simultaneously with the effectiveness of such combination, be proportionately reduced.

         6.       Notice of Certain Events. In case at any time:

                  (i) the Company shall declare or pay any dividend or make any distribution to the holders of its Preferred Shares;

                  (ii) the Company shall offer for subscription pro rata to the holders of its Preferred Shares any additional shares of stock of any class or other rights;

                  (iii) there shall be any capital reorganization or reclassification of the capital stock of the Company or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or entity; or

                  (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of the above cases, the Company shall give written notice, by first class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company, of the date on which
(i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Preferred Shares of record shall participate in said dividend, distribution or subscription rights, or shall be entitled to exchange their Preferred Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given not less than 30 days prior to the record date or the date on which the transfer books of the Company are closed in respect to such record date in the case of an action specified in clause (i) and at least 30 days prior to the action in question in the case of an action specified in clause (ii). Any notices given pursuant to this Section 6 shall be effective and deemed received upon the date of actual receipt or upon the fifth calendar day subsequent to deposit in the United States mail (or other comparable mail system), whichever is earlier.

         7. No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Company under this Warrant, but will at all times in good faith assist in the carrying out of all the provisions of Sections 3 through 6 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

         8. No Voting Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company, and no dividend or interest shall be payable or accrue in respect of this Warrant or the interest represented by or the shares purchasable under this Warrant until and unless, and except to the extent that, this Warrant shall be exercised.

         9. Stock Certificates. The issue of stock certificates upon the exercise of this Warrant shall be made without charge to the Holder for any tax (other than taxes attributable to any difference between the fair market value and the exercise price of this Warrant on the date of the exercise of this Warrant or transfer taxes resulting from issuance of stock certificates to a person other than the Holder) in respect of the issue of such stock. The Holder shall for all purposes be deemed to have become the holder of record of the shares issued upon exercise of this Warrant on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of the certificate for such shares, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed the Holder shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

         10. Lost, Stolen, Mutilated or Destroyed Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in case of loss, theft or destruction, upon the agreement of the Holder to indemnify the Company, or in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the


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

Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

         11. Applicable Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Georgia, without regard to the principles of conflicts of law.

         IN WITNESS WHEREOF, the Company has duly executed this Warrant as of the ____ day of August, 1998.


                                            ATHEROGENICS, INC.



                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                       Preferred Shares Purchase Warrant

Names of investors, amount of shares and warrant number for each Preferred Share Purchase Warrant issued by AtheroGenics, Inc.

===============================================================================
                      Name                   Shares            No.
===============================================================================
Alliance Technology Ventures, L.P.           46,374            01
-------------------------------------------------------------------------------
ATV/GP, L.P.                                 12,859            02
-------------------------------------------------------------------------------
ATV/MJF, L.P.                                 3,514            03
-------------------------------------------------------------------------------
Domain Partners III, L.P.                    32,219            04
-------------------------------------------------------------------------------
Biotechnology Investments Limited            23,937            05
-------------------------------------------------------------------------------
DP III Associates, L.P.                       1,115            06
-------------------------------------------------------------------------------
Sprout Capital VII, L.P.                     31,234            07
-------------------------------------------------------------------------------
The Sprout CEO Fund, L.P.                       363            08
-------------------------------------------------------------------------------
DLJ Capital Corp.                               718            09
-------------------------------------------------------------------------------
DLJ First ESC L.P.                            3,591            10
-------------------------------------------------------------------------------
New York Life Insurance Company              20,333            11
-------------------------------------------------------------------------------
Boston University Nominee Partnership        16,667            12
-------------------------------------------------------------------------------
Intelligent Systems Corporation               5,000            13
-------------------------------------------------------------------------------
Arthur M. Pappas                              1,000            14
-------------------------------------------------------------------------------
Roy M. Barbee                                   359            15
-------------------------------------------------------------------------------
Vaughn D. Bryson                                359            16
-------------------------------------------------------------------------------
Joseph C. Cook, Jr.                             359            17
-------------------------------------------------------------------------------